Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 333-218365 of Janus Henderson Group plc of our report dated 27 February 2018 relating to the financial statements which appears in this Form 10-K.

PricewaterhouseCoopers LLP

London, UK

27 February 2018